CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 87 to Registration Statement No. 2-47015 on Form N-1A of our report dated December 22, 2008, relating to the financial statements and financial highlights of BlackRock Liquidity Funds, including BlackRock TempFund, BlackRock TempCash, BlackRock FedFund, BlackRock T-Fund, BlackRock Federal Trust Fund, BlackRock Treasury Trust Fund, BlackRock MuniFund, BlackRock MuniCash, BlackRock California Money Fund and BlackRock New York Money Fund appearing in the Annual Report on Form N-CSR of BlackRock Liquidity Funds for the year ended October 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, all of which are a part of such Registration Statement.

/c/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

February 27, 2009